THIRD AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT THIS THIRD AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT, dated as of December 21, 2023 (this “Third Amendment”) is entered into among TELUS International (Cda) Inc. (the “Corporation”) and the Holders party to that certain registration rights agreement with the Corporation, dated February 5, 2021, as amended by the amendments thereto dated January 3, 2023 and June 16, 2023 (the “Registration Rights Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement. WHEREAS, the Corporation and BPEA wish to update the BPEA Permitted Holders’ demand rights, and WHEREAS, the Sponsor Investor and Lando Kravetz hold no Registrable Securities as of the date hereof, NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Amendments to Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows: (1) The definition of “Registrable Securities” is hereby amended and restated as follows: “Registrable Securities” means (i) Shares held by any Person party to this Agreement as of the date of this Agreement, including any amendment thereto, (ii) Shares issued or issuable with respect to any Shares held by any Person party to this Agreement as of the date of this Agreement, including any amendment thereto, by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise, (iii) the Management Investor Shares, if any, that the Corporation elects to issue to the Management Investors in order to settle any Redemption Exchange Value (as such term is defined in the LLC Agreement) pursuant to the LLC Agreement, and (iv) Shares issued or issuable with respect to the Management Investor Shares issued pursuant to the LLC Agreement as described in clause (iii) above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise. As to any particular Registrable Securities other than (with respect to the demand rights in Section 2.1) Shares held by a BPEA Permitted Holder, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to a registration or have been otherwise sold or transferred by any Holder, as applicable, except to any Permitted Holder in accordance with Article 7, or (ii) they may be sold pursuant to Rule 144 under the Securities Act without restriction on the basis of volume limitations; provided that (x) the Shares held by Puritt that will be considered Registrable Securities will not exceed 2,721,295 Shares as provided in the Puritt Agreement and (y) all Shares held by any BPEA Permitted Holder at any time will be considered Registrable Securities for purposes of Section

- 2 - 2.1. For greater clarity, Multiple Voting Shares must be converted to Shares before such Shares can become Registrable Securities. (2) Notice to Other Holders. Section 2.3 of the Registration Rights Agreement is hereby amended and restated as follows: Promptly upon receipt of any request pursuant to Section 2.1 (but in no event more than two (2) Business Days thereafter) which will or is expected to involve a roadshow and other than in connection with a Bought Deal, the Corporation will give written notice (the “Demand Notice”) of such registration request to each Holder of Registrable Securities other than BPEA (which Demand Notice shall specify the intended method of disposition of such Registrable Securities), and the Corporation will, subject to Section 4.3, include in such registration all Registrable Securities (other than Registrable Securities of BPEA) with respect to which the Corporation has received written requests for inclusion therein within seven (7) days after the Demand Notice has been given to the applicable Parties. Subject to Section 4.3, the Corporation and other Holders (except BPEA) may include Shares in such registration, and such other Holders shall be given notice of the registration as set forth above. In the event that a Demand Registration is made in connection with a Bought Deal, or another Public Offering which is not expected to include a road show, the notice periods set forth in this Section 2.3 shall not be applicable and the Initiating Holder shall give (i) the Corporation such notice of such registration as is reasonable to allow the Corporation and its advisors to prepare for such registration, and (ii) such notice to the other Holders, except BPEA (each a “Receiving Holder”) as is practicable under the circumstances given the speed and urgency with which Bought Deals (or such other Public Offerings) are currently carried out in common market practice of its rights to participate thereunder and the Receiving Holders shall have only such time as is reasonably practicable under the circumstances to notify the Corporation and the Initiating Holder that they will participate in the Bought Deal or such other Public Offering, failing which, such Initiating Holder shall be free to pursue the Bought Deal or such other Public Offering without the participation of the Receiving Holders; provided, that any Receiving Holder shall have until at least one (1) Business Day prior to the day the Bought Deal or such other Public Offering is to commence to elect whether or not to participate. For the avoidance of doubt, BPEA shall not receive any notices pursuant to this section 2.3 and shall have no rights to participate in any Demand initiated by another Holder. (3) Registration by the Corporation. The first sentence of Section 3.1 of the Registration Rights Agreement is hereby amended and restated as follows: At any time and from time to time, if the Corporation proposes to register any of its securities under Canadian Securities Laws or the Securities Act, for its own account or for the account of any holder of its securities other than pursuant to Article 2 (including Pre-IPO Holders), on a form or in a manner that would permit registration of Registrable Securities for sale to the public under Canadian Securities Laws or the Securities Act, then prior to the initial filing of the Canadian Preliminary Prospectus, Canadian Shelf Supplement or Registration Statement, as the case may be, the Corporation will give prompt written notice to all Holders (other than BPEA Permitted Holders, who, for the avoidance of doubt, shall have no right to have its securities registered in a registration initiated by the Corporation) of its intention to do so.

- 3 - (4) Underwriter’s Cutback. Section 4.3 of the Registration Rights Agreement is hereby amended and restated as follows: Notwithstanding any other provision of this Agreement, if a registration involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Corporation and Holders that have requested inclusion in such Underwritten Offering that in its opinion the number of securities requested to be included in such registration would adversely affect the price, timing or distribution of the securities offered, then the Corporation may limit the number of Registrable Securities to be included in the Canadian Prospectus or Registration Statement, as applicable, for such Underwritten Offering. The number of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner: (1) if the Underwritten Offering is the result of a Demand Registration, (i) where the Initiating Holder is BPEA, the Registrable Securities held by BPEA requested to be included in such Demand Registration shall not be excluded unless all the Registrable Securities held by all other Holders requested to be included in such Demand Registration are first entirely excluded, (ii) the additional Registrable Securities that will be entitled to be included in the Demand Registration and underwriting will be allocated in the following manner: (A) first, the Registrable Securities of TELUS requested to be included in such Demand Registration will be included; (B) second, the Registrable Securities of Management Investors, pro rata among such Management Investors on the basis of the number of Registrable Securities owned by each such Management Investor, requested to be included in such Demand Registration will be included; (C) third, subject to Section 2.1 and the Puritt Agreement, the number of Registrable Securities held by Puritt and requested by Puritt to be included in a Demand Registration will be included; provided that Puritt shall only be permitted to include no more than 1,632,777 Shares in any Demand Registration prior to February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner) and no more than 2,721,295 Shares in any Demand Registration on or after February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner), subject to an aggregate of 2,721,295 Shares permitted to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation, (D) fourth, the number of treasury Shares that the Corporation determines to include and any other securities of the Corporation will be included; (2) if other than through a Demand Registration, (i) the securities of the Corporation shall not be excluded unless all the Registrable Securities held by all other Holders requested to be included in such registration and underwriting are first entirely excluded and (ii) the additional Registrable Securities that will be entitled to be included in the registration and underwriting will be allocated in the following manner: (A) first, the Registrable Securities of TELUS requested to be included in such registration will be included; (B) second, the Registrable Securities of Management Investors, pro rata among such Management Investors on the basis of the number of Registrable Securities owned by each such Management Investor, requested to be included in such registration

- 4 - will be included, and (C) third, subject to Section 2.1 and the Puritt Agreement, the number of Registrable Securities held by Puritt and requested by Puritt to be included in a Demand Registration will be included; provided that Puritt shall only be permitted to include no more than 1,632,777 Shares in any Demand Registration prior to February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner) and no more than 2,721,295 Shares in any Demand Registration on or after February 3, 2024 (less any Shares subject to the Puritt Agreement that have already been sold by Puritt in any manner), subject to an aggregate of 2,721,295 Shares permitted to be included in all Demand Registrations or other registrations or underwritings of Shares by the Corporation. Section 2. Removal of Parties. The Parties acknowledge that the Sponsor Investor and Lando Kravetz have no further rights under, and have ceased to be parties to, the Registration Rights Agreement. Section 3. Further Assurances. Each Party shall provide such further documents or instruments required by any other Party as may be necessary or desirable to effect the purpose of this Third Amendment and carry out its provisions. Section 4. Amendments and Waiver. This Third Amendment (and the Registration Rights Agreement) may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Corporation, TELUS, BPEA, Puritt and the Management Investors for so long as such Holders hold Registrable Securities. In addition, each Party hereto may waive any right hereunder by an instrument in writing signed by such Party. Each such amendment, modification, extension, termination and waiver shall be binding upon each Holder. Section 5. Entire Agreement. This Third Amendment, along with the Registration Rights Agreement (and with respect to the Corporation, TELUS and BPEA, the Shareholders’ Agreement) constitute the entire agreement between the Parties with respect to the matters contemplated by this Third Amendment and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties related to such matters. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Third Amendment, except as specifically set forth in this Third Amendment (and Registration Rights Agreement and, with respect to the Corporation, TELUS and BPEA, the Shareholders’ Agreement). The Parties have not relied and are not relying on any other information, discussion or understanding in entering into this Third Amendment. Section 6. Severability. If any provision of this Third Amendment is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal

- 5 - exists or is taken, that provision will be severed from this Third Amendment and the remaining provisions will remain in full force and effect. Section 7. Governing Law. (1) This Third Amendment is governed by, and will be interpreted and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein. (2) Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. Section 8. Remedies. The Parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or threatened breach or violation of this Third Amendment or any default hereunder by a party. The Parties acknowledge and agree that any breach of this Third Amendment shall cause the other non-breaching Parties irreparable harm, and that in addition to any other remedies which may be available, each of the Parties hereto will be entitled, without the posting of bond, to specific performance of the obligations of the other Parties hereto and, in addition, to such other equitable or injunctive remedies (including preliminary or temporary relief or injunctions) as may be appropriate in the circumstances. Section 9. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Third Amendment. [signature pages follow]

[Signature Page to Amendment to Registration Rights Agreement] IN WITNESS WHEREOF the Parties have executed this Third Amendment. TELUS CORPORATION By: “Doug French” Name: Doug French Title: EVP & Chief Financial Officer TELUS COMMUNICATIONS INC. By: “Doug French” Name: Doug French Title: EVP & Chief Financial Officer TELUS INTERNATIONAL HOLDING INC. By: “Doug French” Name: Doug French Title: Chief Financial Officer 1276431 B.C. LTD. By: “Doug French” Name: Doug French Title: Chief Financial Officer 1276433 B.C. LTD. By: “Doug French” Name: Doug French Title: Chief Financial Officer

[Signature Page to Amendment to Registration Rights Agreement] 1276435 B.C. LTD. By: “Doug French” Name: Doug French Title: Chief Financial Officer 1276436 B.C. LTD. By: “Doug French” Name: Doug French Title: Chief Financial Officer RIEL B.V. “G.J. van Spall” “T. Bogaards” By: Proxy Holder A Proxy Holder A Name: Vistra Management Services (Netherlands) B.V. Title: Director A By: “G.J. van Spall” Name: G.J. van Spall Title: Director B JEFFREY PURITT “Jeffrey Puritt” NEW WT PARENT, INC. By: “Tobias Dengel” Name: Tobias Dengel Title: President

[Signature Page to Amendment to Registration Rights Agreement] TIDY MAN, LLC By: “Matt Dopkiss” Name: Matt Dopkiss Title: Member WOLF & SHIELD, LLC By: “Michael Colombo” Name: Michael Colombo Title: CEO JOHAN AURIK “Johan Aurik” MARCUS EAST “Marcus East” CHRISTIAN FRANCO “Christian Franco” ATRI MICHAEL SIGNER “Atri Michael Singer”

[Signature Page to Amendment to Registration Rights Agreement] ABBY COOK “Abby Cook” BLAKE SIRACH “Blake Sirach” CHRISTY PHILLIPS “Christy Phillips” MIKE MOORE “Mike Moore” TOBIAS A. DENGEL TRUST U/D/T DATED SEPTEMBER 27, 2007 By: “Tobias Dengel” Name: Tobias Dengel Title: President WILL MAYO “Will Mayo” JAMIE TIMM “Jamie Timm”

[Signature Page to Amendment to Registration Rights Agreement] TELUS INTERNATIONAL (CDA) INC. By: “Vanessa Kanu” Name: Vanessa Kanu Title: Chief Financial Officer